NEXT GALAXY Corp. Teams up with EON REALITY to Create Social Virtual Reality Platform for Facebook’s Oculus Rift
Montreal, July 29, 2014. Next Galaxy Corp. (OTCQB: WILS)(“NGC”), a leading technology and content solutions company developing dynamic, innovative experiences for consumers, is pleased to announce that it has entered into an agreement with EON Reality to create CEEK – a fully immersive and interactive social virtual reality platform that simulates the communal experience of being at a movie, music concert, sports game, museum, business conference or meeting, spectator event or travel destination. The CEEK platform is being developed for the Oculus Rift with support for other head mounted displays such as the ZEISS Cinemizer and Sony’s Project Morpheus.
EON Reality, the world’s leading provider of Virtual Reality software, systems and applications, will provide software and turnkey VR development to be integrated into the CEEK platform in order to enable a fully interactive Social Virtual Reality experience for CEEK users. The relationship with EON Reality provides deep access to the framework in order to create custom features that extend the functionality of the core EON Reality software.
EON Reality will also offer CEEK operational oversight, ongoing support and updates, as well as EON’s SDK and EON’s communication suites that enable communication between virtual environments.
“Next Galaxy’s CEEK platform is very exciting with the potential to change the social media landscape,” stated Mats W. Johansson, CEO of EON Reality Inc. “We’re very happy to be part of this forward-looking venture and can now see the Social VR future very clearly with CEEK.”
“Our partnering with EON Reality assures the successful realization of NGC’s CEEK platform as a definitive Social Entertainment destination for Virtual Reality. To be working with the best in the industry not only guarantees the speedy delivery of our platform, but also the unmatched quality of the product we are offering to the marketplace. EON has a proven track record and remains an unrivalled leader in the 3D/Virtual Reality space, and both our teams together form a formidable force in the Consumer Virtual Reality industry,” commented Mary Spio, President of Next Galaxy Corp.
Next Galaxy has also recruited the help of a top game, movie and cinematics designer with experience developing visual looks for companies such as Disney, Samsung and Microsoft; with projects including work on Crackdown for XBox One, Samsung's Galaxy 11 advertising and the multi-billion dollar military science fiction video game franchise from Microsoft Studios - Halo: The Master Chief Collection.

About EON Reality
 EON Reality, Inc. is the world’s leading provider of Virtual Reality software, systems and applications. EON Reality provides state-of-the-art 3D display technology for immersive and stereoscopic viewing, from portable tablet PCs and glass free stereo display systems to curved-screen and immersive rooms consisting of multi-channel projection walls. The technology foundation for developing interactive digital content includes importing the most common 3D animation formats into EON’s authoring software and creating modules and applications that can be viewed on various display systems. EON’s technology solutions enable all organizations to more effectively visually communicate, collaborate and accelerate knowledge transfer.
For further information, visit www.eonreality.com
About Next Galaxy Corp.
Next Galaxy Corporation is a leading technology and content solutions company, developing dynamic, innovative Augmented and Virtual Reality experiences for consumers. The Company's flagship consumer product in development is CEEK, a next-generation fully immersive entertainment and social virtual reality platform featuring a combination of live, virtual and augmented events and experiences. Next Galaxy’s CEEK aims to simulate the communal experience of attending live events, such as concerts, sporting events or business conferences through Virtual and Augmented Reality. In short, Next Galaxy is building the meeting places of the future.
For further information, visit www.nextgalaxycorp.com
Forward-looking statement:
This press release may contain statements of a forward-looking nature regarding future events. These statements are only predictions, and actual events may differ materially. Please refer to documents that Wiless Controls Inc. files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ from those contained in the forward-looking statements.
Contact:
Tina Brown
Next Galaxy Corp
(877) 451-0008
Tina@ceek.com